As filed with the Securities and Exchange Commission on March 30, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RiT TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

24 Raoul Wallenberg Street Tel Aviv, Israel 69719 011-972-3-645-5212

(Address of Principal Executive Offices, including Zip Code and Telephone Number)

RiT Technologies Ltd. 2003 Share Option Plan

(Full Title of the Plan)

RiT Technologies, Inc. 900 Corporate Drive Mahwah, New Jersey 07430 (201) 512-1970

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Mark Selinger, Esq.	Hila Hubsch, Adv.	Ido Zemach, Adv.
McDermott, Will & Emery LLP	General Counsel	Goldfarb, Levy, Eran & Co.
340 Madison Avenue	RiT Technologies Ltd.	2 Ibn Gvirol Street
New York, New York 10173	24 Raoul Wallenberg Street	Tel Aviv, Israel 64077
Tel: (212) 547-5400	Tel Aviv, Israel 69719	Tel: 011-972-3-608-9999
Fax: (212) 547-5444	Tel: 011-972-3-645-5212	Fax: 011-972-3-608-9908
Fax: 011-972-3-647-4115

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Ordinary Shares, par value NIS 0.1 per share	15,500	(2)	$1.23	(4)	$19,065	(4)	$0.59
Ordinary Shares, par value NIS 0.1 per share	177,500	(2)	$1.6	(4)	$284,000	(4)	$8.72
Ordinary Shares, par value NIS 0.1 per share	150,000	(2)	$2.82	(4)	$423,000	(4)	$12.99
Ordinary Shares, par value NIS 0.1 per share	6,000	(2)	$2.6	(4)	$15,600	(4)	$0.48
Ordinary Shares, par value NIS 0.1 per share	269,000	(2)	$2.58	(4)	$694,020	(4)	$21.31
Ordinary Shares, par value NIS 0.1 per share	18,000	(2)	$3.15	(4)	$56,700	(4)	$1.74
Ordinary Shares, par value NIS 0.1 per share	404,400	(2)	$1.86	(4)	$752,184	(4)	$23.09
Ordinary Shares, par value NIS 0.1 per share	32,000	(2)	$1.11	(4)	$35,520	(4)	$1.09
Ordinary Shares, par value NIS 0.1 per share	23,000	(2)	$1.2	(4)	$27,600	(4)	$0.85
Ordinary Shares, par value NIS 0.1 per share	15,000	(2)	$1.28	(4)	$19,200	(4)	$0.59
Ordinary Shares, par value NIS 0.1 per share	699,950	(3)	$1.65	(5)	$1,154,917.50	(5)	$35.46
Total	1,810,350		N/A		$3,481,806.50		$106.91

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional indeterminable number of shares as may be issuable pursuant to the anti-dilution provisions of the RiT Technologies Ltd. 2003 Share Option Plan (the “Plan”).

(2)	Represents Ordinary Shares which may be issued upon exercise of options previously granted under the Plan.

(3)	Represents Ordinary Shares reserved for issuance pursuant to awards which may be granted under the Plan.

(4)	Calculated pursuant to Rule 457(h) under the Securities Act, based upon the exercise price per share of the applicable options.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low reported sales prices of the Ordinary Shares of the Registrant on the NASDAQ Capital Market on March 26, 2007.

Registration of Additional Securities – Explanatory Note

        RiT Technologies Ltd. (“RiT” or the “Registrant”) is filing this registration statement to register 1,810,350 additional ordinary shares issuable upon the exercise of options granted or to be granted under the RiT Technologies Ltd. 2003 Share Option Plan (the “Plan”). On July 26, 2004, RiT filed a registration statement on Form S-8 (File No. 333-117646), covering 1,165,833 ordinary shares (the “Prior Registration Statement”), authorized for issuance under the Plan, with the Securities and Exchange Commission (the “SEC”). Pursuant to General Instruction E to Form S-8, the content of the Prior Registration Statement is incorporated herein by reference, except for Item 3 and Item 8 of the Prior Registration Statement, which are being updated by this registration statement.

PART  II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

        The following documents filed with the SEC by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006, filed with the SEC on March 29, 2007; and

(b)	The description of the Registrant’s Ordinary Shares contained in its Registration Statement on Form 8-A filed with the SEC on July 17, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All other documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Reports on Form 6-K submitted to the Commission subsequent to the date hereof, to the extent that such Reports indicate that information therein is incorporated by reference into the Registrant’s Registration Statements on Form S-8, and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

1.1	Memorandum of Association (1)

1.2	First Amended and Restated Articles of Association (2)

5.1	Opinion of Goldfarb, Levy, Eran, Meiri & Co. with respect to the legality of the securities being registered.*

23.1	Consent of Goldfarb, Levy Eran, Meiri & Co. (included in Exhibit 5.1 hereto).

23.2	Consent of Somekh Chaikin, Independent Registered Public Accounting Firm *

Exhibit No.	Description

24.1	Power of Attorney (included in the signature pages to this registration statement).*

99.1	RiT Technologies Ltd. 2003 Share Option Plan (3) and Amendment No. 1 thereto (4)

(1)	Incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F for the year ended December 31, 2002.

(2)	Incorporated by reference to the Report on Form 6-K filed with the SEC on March 8, 2006.

(3)	Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 (File No. 333-117646).

(4)	Incorporated by reference to Exhibit 4.2 to the Annual Report on Form 20-F for the year ended December 31, 2006.

* Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 30th day of March, 2007.

RiT TECHNOLOGIES, LTD. By: /s/ DORON ZINGER —————————————— Doron Zinger President and Chief Executive Officer

POWER OF ATTORNEY

        The undersigned directors and officers hereby constitute and appoint Liam Galin and Simona Green and each of them, with full power to act without the other and with full power of substitution and resubstitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that such attorneys-in fact and agents, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ YEHUDA ZISAPEL —————————————— YEHUDA ZISAPEL	Chairman of the Board of Directors	March 30, 2007

/S/ DORON ZINGER —————————————— DORON ZINGER	Chief Executive Office, President and Director	March 30, 2007

/S/ SIMONA GREEN —————————————— SIMONA GREEN	Vice President Finance (Principal Financial and Accounting Officer)	March 30, 2007

/S/ HAGEN HULTZSCH —————————————— HAGEN HULTZSCH	Director	March 30, 2007

/S/ ISRAEL FRIEDER —————————————— ISRAEL FRIEDER	Director	March 30, 2007

/S/ LIORA KATZENSTEIN —————————————— LIORA KATZENSTEIN	Director	March 30, 2007

/S/ MEIR BAREL —————————————— MEIR BAREL	Director	March 30, 2007

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES: RiT TECHNOLOGIES, INC. By: /s/ CHARLIE HAMILTON —————————————— CHARLIE HAMILTON GENERAL MANAGER	March 30, 2007

EXHIBIT INDEX

Exhibit No.	Description

1.1	Memorandum of Association (1)

1.2	First Amended and Restated Articles of Association (2)

5.1	Opinion of Goldfarb, Levy, Eran, Meiri & Co. with respect to the legality of the securities being registered.*

23.1	Consent of Goldfarb, Levy, Eran, Meiri & Co. (included in Exhibit 5.1 hereto).

23.2	Consent of Somekh Chaikin, Independent Registered Public Accounting Firm *

24.1	Power of Attorney (included in the signature pages to this registration statement).*

99.1	RiT Technologies Ltd. 2003 Share Option Plan (3) and Amendment No. 1 thereto (4)

(1)	Incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F for the year ended December 31, 2002.

(2)	Incorporated by reference to the Report on Form 6-K filed with the SEC on March 8, 2006.

(3)	Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 (File No. 333-117646).

(4)	Incorporated by reference to Exhibit 4.2 to the Annual Report on Form 20-F for the year ended December 31, 2006.

* Filed herewith.